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                                                                   Exhibit 10.12

                              HOTWIRED VENTURES LLC

                              EMPLOYMENT AGREEMENT

         HOTWIRED VENTURES LLC, a California limited liability company (the "Company"), located at 520 Third Street, Fourth Floor, San Francisco, California 94107 and Jeffrey Simon ("Employee"), whose current address is 87 Hunting Ridge Road, Stamford, CT 06903, hereby agree as follows:

         1. EMPLOYMENT AND TITLE. The Company hereby agrees to employ Employee, and Employee hereby accepts employment with the Company, such employment to commence effective November 6, 1995 ("Start Date"). Employee shall initially serve as Vice President and Chief Financial Officer of the Company.

         2. DUTIES.

                  (a) Employee shall be responsible for the financial and accounting operations and functions of the Company and shall perform the duties customarily associated with such position, as well as such duties as may be assigned to Employee by the Company from time to time.

                  (b) Employee shall at all times be subject to the direction of the Managers of the Company, to the policies established by the Company and to the terms and conditions of such employee guidelines or manuals as the Company distributes to its employees. Employee agrees that Employee will, to the best of Employee's abilities, conscientiously perform all of the duties and obligations required of Employee during the time Employee is employed by the Company.

         3. EMPLOYMENT AT WILL; SEVERANCE.

                  (a) The Company and Employee agree that Employee is an "at will" employee and that either party may terminate the employment relationship at any time.

                  (b) If the Company terminates Employee's employment without cause within twelve (12) months following the Start Date, Employee will receive, as severance, continued payment of his base salary through the end of such initial 12-month period (i.e., November 5, 1996). In addition, all accrued vacation, unreimbursed travel and business expenses will be paid to Employee within sixty (60) days of the effectiveness of his termination.

                  (c) If Employee resigns or his employment is terminated for cause, all compensation and benefits will cease immediately; all accrued salary, vacation, unreimbursed travel and business expenses and bonuses will be paid, but Employee will receive no severance benefits. For purposes of this Agreement, "cause" shall mean misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property; (v) material breach of



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this Agreement or any subsequent agreement relating to the subject matter hereof; or (vi) conduct by you which in the good faith and reasonable determination of the Company's Managers demonstrates gross unfitness to serve. Physical or mental disability shall not constitute "cause".

         4. CASH COMPENSATION; BENEFITS. As compensation for the services to be rendered by Employee hereunder, the Company shall initially pay Employee:

                  (a) A sign-on bonus in the gross amount of Fifteen Thousand Dollars ($15,000), payable in one lump sum on the Start Date, which may be applied toward Employee's expenses in moving his residence from Connecticut to the San Francisco Bay Area or toward any other purpose, in Employee's discretion. Except pursuant to this bonus, Employee shall not be compensated or otherwise reimbursed for any relocation-related expenses.

                  (b) An annual salary of One Hundred Ten Thousand Dollars ($110,000), payable in arrears in equal installments twice per month, prorated for any partial employment period, and as adjusted from time to time.

         In addition, Employee will be eligible to participate in the Company's standard employee benefits programs which include medical and dental insurance and a 401(k) tax deferred savings plan. The Company reserves the right to modify employee benefit programs from time to time, as deemed necessary.

         5. EQUITY PARTICIPATION; VESTING.

                  (a) In connection with Employee's agreement hereunder, the Company will sell to Employee six hundred ten (610) Class C membership interests (the "Units"), representing a 0.50% subordinated profits interest in the Company, within thirty (30) days following the Start Date (which the parties understand and agree may be converted into an equivalent equity interest in the event that the Company converts into a C-corporation for tax purposes, which equity shall be subject to the terms of this Agreement and included in the definition of "Units" hereunder), subject to Employee's execution of the Company's standard Subscription Agreement and Employee's agreement to be bound by the terms and conditions of the Company's Second Amended and Restated Operating Agreement dated as of August 25, 1995 and thereby become a Member of the Company.

                  (b) Beginning with November 1, 1995 (the "Vesting Commencement Date"), Employee's rights of full ownership of the Units purchased by Employee shall vest as follows:


MONTHS OF SERVICE                                     PERCENTAGE VESTED

More than zero but less than                                  0%
24 months after the Vesting
Commencement Date


                                       2.

MONTHS OF SERVICE                                     PERCENTAGE VESTED




More than 24 but less than 36                              25%
months after the Vesting
Commencement Date

More than 36 but less than 48                              50%
months after the Vesting
Commencement Date

More than 48 but less than 60                              75%
months after the Vesting
Commencement Date

More than 60 months after                                 100%
the Vesting Commencement
Date

         (c) In the event that:

         (i) the Company terminates Employee's employment and a determining factor in such termination is the purpose of avoiding the vesting of Employee's Units;

         (ii) in connection with an underwritten initial public offering, the Company registers any of its securities with the Securities and Exchange Commission pursuant to Section 6 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; or

         (iii) any person or related group of persons (other than the Company, Wired, or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the total combined voting power of the Company's outstanding securities then, the vesting of the Units shall accelerate so that each Unit shall, immediately prior to the effectiveness of any of the events listed in this subparagraph 5(c), become fully vested.

         6. RIGHT TO REPURCHASE UNITS. Employee may not sell, assign, transfer, encumber, or otherwise dispose of any interest in the Units except as provided in this Paragraph 6. The Units shall be subject to a purchase option in favor of the Company as set forth below.

         (a) OPTION TO REPURCHASE UNITS. If Employee ceases to be employed by the Company, whether by reason of retirement, quitting or termination with or without cause, then


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the Company shall have the exclusive right and option, exercisable at any time during a period of sixty (60) days from the date of said termination, (i) to purchase the then non-vested Units of Employee for a price per Unit equal to the price per Unit that the Employee originally paid for such unvested Units, and
(ii) to purchase the then vested Units for a price equal to the fair market value of such Units. If the Company decides to exercise this option to purchase, it shall give written notice to that effect to Employee, and the sale and purchase shall be consummated within thirty (30) days thereafter.

                  (b) DETERMINATION OF FAIR MARKET VALUE OF VESTED UNITS. The value of Employee's vested Units shall be determined by agreement between Employee and the Company. Should the parties be unable to agree on a value or otherwise fail to make any such determination within thirty (30) days of the notice of exercise of the Company's option to purchase, then the period for purchasing the Units shall be extended to include a reasonable amount of time for appraisal and closing, and the value shall be determined by an independent appraiser selected by both Employee and the Company. The cost of the appraisal shall be borne equally by Employee and the Company.

                  (c) LAPSE OF PURCHASE OPTION. The Company's right to repurchase Units hereunder shall lapse on November 1, 2005. After that date, if Employee desires to sell or otherwise transfer any of Employee's Units, then Employee shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of Units to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. For thirty (30) days following receipt of such notice, the Company shall have the option to purchase all (but not less than all) of the Units specified in the notice at the price and upon the terms set forth in such notice. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, the price shall be deemed to be the fair market value of the Units as determined under Paragraph 6(b) above.

         7. COVENANT NOT TO COMPETE. Upon the termination of Employee's employment with the Company, Employee agrees that Employee will not, directly or indirectly, own, manage, join, control, be employed by, or participate in the ownership, management, control of, or act as a consultant to, any business that is competitive to the business of the Company, without first obtaining the written consent of the Company.

         The Company is currently actively involved in the production and marketing of online publishing services. Any electronic media product which is editorially similar to the Company's online publishing services and which derives its revenues from the same commercial sources as the Company's electronic media product shall be deemed competitive. As the Company actively creates new media products, these shall also be included in the listing of competitive activities. This covenant not to compete will continue for one (1) year after termination from employment, and shall apply in all counties, states and countries in which the Company or its affiliates do business.


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         8. TRADE SECRETS.

                  (a) The Company and Employee acknowledge and agree that while Employee is employed by the Company, and in the course of performing his duties as set forth above, Employee shall have access to and become acquainted with information concerning the operation of the Company. This information includes, but is not limited to, subscription and advertiser lists as well as financial, personnel, sales, planning, artistic, editorial and other information that is owned by the Company and regularly used in the operation of the Company's business. This information constitutes the Company's trade secrets.

                  (b) Employee agrees that Employee shall not disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either while Employee is employed by the Company or at any other time thereafter, except as is required in the course of Employee's employment for the Company.

         9. COMPETITIVE ACTIVITIES. Employee agrees that, while Employee is employed by the Company, Employee will not, directly or indirectly, own, manage, join, control, be employed by, or participate in the ownership, management, control of, or act as a consultant to, any business that is directly competitive to the business of the Company, without first obtaining the written consent of the Company.

         The Company is currently actively involved in the production and marketing of online publishing services. Any electronic media product which is editorially similar to the Company's online publishing services and which derives its revenues from the same commercial sources as the Company's electronic media product shall be deemed competitive. As the Company actively creates new media products, these shall also be included in the listing of competitive activities.

         10. OWNERSHIP OF WORK PRODUCT.

                  (a) Employee and the Company agree that, while Employee is employed by the Company, all intellectual properties, including but not limited to, all art, drawings, ideas, concepts, themes, inventions, designs, improvements, and discoveries conceived, created, developed, or written by Employee, either individually or jointly in collaboration with others, pursuant to this agreement, shall belong to and be the sole and exclusive property of the Company, unless otherwise agreed to in writing by the Company.

                  (b) Employee and the Company further agree that all rights in all intellectual properties prepared by Employee pursuant to this agreement, including patent and copyrights applicable to any of the intellectual properties described in subparagraph (a) above, shall belong exclusively to the Company, shall constitute "works made for hire," and shall be assigned promptly by Employee to the Company, unless otherwise agreed to in writing by the Company's Manager. Employee agrees to assist the Company in obtaining patents on all such inventions, designs, improvements, and discoveries that are patentable, or copyright registration on all such works of creation that are copyrightable, and shall execute all patent or copyright registration, vest the Company with full and exclusive title, and protect against infringement by others.



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                  11. ENTIRE AGREEMENT. This agreement supersedes all other
agreements, either oral or in writing, between the Company and Employee with respect to the employment of Employee by the Company. It contains all of the agreements between Employee and the Company with respect to that employment in any matter whatsoever. Employee and the Company acknowledge that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not contained in this agreement, and that no other agreement, statement or promise not contained herein shall be valid or binding on either party. Any modification of this agreement will be effective only if it is in writing and signed by both parties.

                  12. COMPULSORY ARBITRATION. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and any judgment on the award rendered may be entered in any court having jurisdiction.

                  13. NOTICES. Any notices which are required to be given by this agreement shall be delivered in writing by personal delivery, by fax, or by mail, or by certified mail, return receipt requested. Mailed notices shall be addressed to the parties at the addresses listed in the first paragraph of this agreement, but each party may change the address for receipt of this notice by delivering written notice to the other party in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after the date of mailing.

                  14. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of California.

                  15. SEVERABILITY. If any of the provisions of this Agreement shall be declared by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue in full force and effect.

Dated this 12th day of October, 1995.

HOTWIRED VENTURES LLC

BY:  /s/ ANDREW L. ANKER                          /s/ JEFFREY SIMON
     -------------------------                    ---------------------------
         ANDREW L. ANKER                          JEFFREY SIMON
         PRESIDENT



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[LETTERHEAD Wired Ventures, Inc.]

June 20, 1996

Jeffrey Simon
6329 Chelton Dr.
Oakland, CA 94611

Dear Jeffrey:

         As you know, the ownership of Wired Magazine, HotWired and their related businesses have been restructured as set forth in the attached chart. We believe that this new structure, which puts all equity ownership in a new parent company, Wired Ventures, Inc., will benefit the company and its employees by, among other things, allowing the use of broad-based equity incentive programs to reward full-time regular employees. This letter outlines the terms of your continuing employment.

         You will continue to perform your duties and responsibilities as CFO and Secretary at Wired Ventures, Inc. (the "Company"). In that capacity, we expect you to devote your full time and best efforts to the performance of your duties and to abide by the Company's policies and procedures.

         As a result of the restructuring, your existing equity interest was converted to shares of Series A Preferred Stock of Wired Ventures, Inc. ("Conversion Shares"). The details of that conversion are described in the Information Statement sent to you previously. The 20,216 Conversion Shares representing your former limited partnership or limited liability company units are subject to a repurchase option in favor of the Company, which lapses in accordance with the schedule and procedure attached as Exhibit A.

         We have implemented an Equity Incentive Plan to reward you for your contribution to the success of our business. Upon execution of this letter, you will be offered the opportunity to participate in the Equity Incentive Plan. The details of your new equity participation in Wired Ventures are described in the attached stock option grant(s). The option(s) will be subject to the terms and conditions of the Equity Incentive Plan.

         You are eligible to continue your participation in the Wired 401(k) Plan under the terms of such Plan. In addition, you may continue participating in Wired group insurance plans, subject to the requirements of the insurance policies and Company practices. The restructuring will not affect the terms of those plans and policies.

         In our business, we receive and generate a great deal of confidential information and proprietary material. All employees are required, both during and after employment, to refrain from revealing or using such information and materials for any purpose other than performing services for the Wired companies, unless prior written authorization is obtained. You will be required to sign the Company's Proprietary Information, Authorship and Inventions Agreement. That document will further explain your rights and obligations regarding confidential and proprietary information.

         You agree not to engage in work activities for companies other than the Wired companies without obtaining Wired's prior written approval as set forth in the Proprietary Information, Authorship and Inventions Agreement.

         Both you and the Company may terminate the employment relationship at any time with or without cause or notice subject to the following terms and conditions:

(1) If the Company terminates employment of Jeff Simon ("Employee"), without cause within twelve (12) months following the effective employment start date of 11/6/95, Employee will receive, as severance, continued payment of his base salary through the end of such initial 12-month period (i.e., November 5, 1996). In addition, all accrued vacation, unreimbursed travel and business expenses will be paid to Employee within sixty (60) days of the effectiveness of his termination.

(2) If Employee resigns or his employment is terminated for cause, all compensation and benefits will cease immediately; all accrued salary, vacation, unreimbursed travel and business expenses and bonuses will be paid, but Employee will receive no severance benefits. For purposes of this Employment Agreement, "cause" shall mean misconduct, including:
         (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property; (v) material breach of this Employment Agreement or any subsequent agreement relating to the subject matter hereof; or (vi) conduct by you which in the good faith and reasonable determination of the Company demonstrates gross unfitness to serve. Physical or mental disability shall not constitute "cause".

The Company may also change your title, responsibilities, duties, salary and benefits from time to time at its sole discretion. This at-will employment relationship cannot be changed except in a written agreement signed by you and a Company officer.

         To ensure rapid and economical resolution of disputes or claims that may arise from or relate to your employment relationship with the Company, and in exchange for participation in the Equity Incentive Plan, any such disputes or claims (including, but not limited to, all state and federal statutory and discrimination claims) will be resolved by final and binding arbitration (rather than by a court, jury, or administrative agency) conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. ("JAMS") under the then current rules of JAMS, in San Francisco.

         This letter constitutes the entire statement of the terms of your employment and it supersedes any prior agreements or representations concerning your employment relationship, except as embodied in the Proprietary Information, Authorship and Inventions Agreement and the Equity Incentive Plan referred to above. It can only be modified in writing signed by you and a duly authorized Company officer.

         As always, your continuing employment is contingent upon your eligibility to work in the United States.

         To confirm your acceptance of these terms of employment, please sign and date this letter, and return it to me within 5 business days of receipt.

                                                         Sincerely,


                                                         /s/ Jane Metcalfe
                                                         -------------------
                                                         Jane Metcalfe
                                                         President
                                                         Wired Ventures, Inc.

I UNDERSTAND AND AGREE TO THE TERMS SET FORTH ABOVE


/s/ Jeffrey Simon
___________________________
Jeffrey Simon


July 5, 1996
___________________________
Date